UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2021

Tilray, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughhan Rd. Nanaimo, BC, Canada	V9X 1J2
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (844) 845-7291

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed in the Current Reports on Form 8-K filed by Tilray, Inc., a Delaware corporation (“Tilray”), with the Securities and Exchange Commission (the “SEC”) on December 21, 2020 and February 22, 2021, Tilray entered into an Arrangement Agreement on December 15, 2020, as amended on February 19, 2021 (the “Arrangement Agreement”), with Aphria Inc., a corporation existing under the laws of the Province of Ontario (“Aphria”), pursuant to which Tilray agreed to acquire all of the issued and outstanding common shares of Aphria (the “Aphria Shares”) pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Ontario) (the “Arrangement”). The Arrangement was consummated on April 30, 2021 (the “Closing Date”).

Item 2.01.          Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note is incorporated by reference herein.

Under the terms of the Arrangement Agreement and the Plan of Arrangement, on April 30, 2021, each Aphria Share outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) was transferred to Tilray in exchange for 0.8381 of a share (the “Exchange Ratio”) of Class 2 common stock of Tilray, par value $0.0001 per share (“Class 2 Common Stock”).  In the aggregate, Aphria shareholders received 266,804,667 shares of Class 2 Common Stock (the “Consideration Shares”). The Exchange Ratio was agreed to on December 15, 2020 and was not adjusted for any subsequent changes in market price of the Class 2 Common Stock or the Aphria Shares prior to the Closing Date.  The Arrangement was intended to qualify as a reorganization for U.S. federal income tax purposes.

In addition, at the Effective Time, (i) all Aphria equity awards granted under Aphria’s equity compensation plans (the “Aphria Plans”) as of the Effective Time were assumed and exchanged into corresponding awards with respect to Class 2 Common Stock, with the number of shares underlying such awards (and the exercise prices of such awards, in the case of options) adjusted based on the Exchange Ratio, (ii) all of the warrants to acquire Aphria Shares issued in 2016, to the extent not exercised as of the Effective Time, were exchanged into warrants to acquire shares of Class 2 Common Stock after adjustments to reflect the terms of the Arrangement, and (iii) all remaining warrants to acquire Aphria Shares remained outstanding and became exercisable, in accordance with their respective terms, for Class 2 Common Stock, after adjustments to reflect the terms of the Arrangement.

Treatment of Aphria Convertible Securities

Pursuant to the Arrangement, at the Effective Time, (i) each outstanding option to purchase Aphria Shares (each, an “Aphria Option”) issued pursuant to the Aphria Plans, to the extent it had not been exercised as of the Effective Date (as defined in the Arrangement Agreement), was exchanged for a stock option (each, a “Replacement Option”) to purchase a number of shares of Class 2 Common Stock equal to the product of the Exchange Ratio, rounded down to two decimal places, multiplied by the number of Aphria Shares issuable on exercise of such Aphria Option immediately prior to the Effective Time (rounded down to the next whole number of shares of Class 2 Common Stock) for an exercise price per share of Class 2 Common Stock (rounded up to the nearest whole cent) equal to the exercise price per share of such Aphria Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded down to two decimal places; (ii) each restricted share unit issued under the Aphria Plans (each, an “Aphria RSU”) to the extent it had not been exercised as of the Effective Date, was exchanged for a restricted stock unit of Tilray (each, a “Replacement RSU”) in respect of a number of shares of Class 2 Common Stock equal to the product of the Exchange Ratio, rounded down to two decimal places, multiplied by the number of Aphria Shares underlying such Aphria RSU immediately prior to the Effective Time (rounded down to the next whole number of shares of Class 2 Common Stock); and (iii) each deferred share unit of Aphria issued pursuant to the Aphria Plans (each, an “Aphria DSU”), to the extent it had not been exercised as of the Effective Date, was exchanged for a deferred share unit of Tilray (the “Replacement DSUs”) in respect of a number of shares of Class 2 Common Stock equal to the product of the Exchange Ratio, rounded down to two decimal places, multiplied by the number of Aphria Shares underlying such Aphria DSU immediately prior to the Effective Time (rounded down to the next whole number of shares of Class 2 Common Stock).  The terms, conditions and manner of exercise and other terms and conditions of each of the Replacement Options, the Replacement RSUs, and the Replacement DSUs are the same as the terms and conditions of the respective Aphria Options, Aphria RSUs or Aphria DSUs for which they were exchanged, except that such Replacement Options, Replacement RSUs and Replacement DSUs are governed by the terms and conditions of the Tilray, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Tilray Plan”).  The Replacement Options, Replacements RSUs and Replacement DSUs are convertible into aggregate of 6,461,092 shares of Class 2 Common Stock.  The exercise prices for the Replacement Options range from C$1.69 to C$27.58.  The settlement of Replacement RSUs and Replacement DSUs vary, occurring within a short-term deferral period after either the satisfaction of time- or performance-based conditions or upon a deferred settlement date (including but not limited to termination of service or upon election) as permitted under the applicable award agreement.

Treatment of Aphria Warrants

Pursuant to the Arrangement, at the Effective Time, each 2016 Aphria Warrant (as defined in the Arrangement Agreement), to the extent it had not been exercised as of the Effective Date, was exchanged for a warrant (a “Replacement Warrant”) to purchase a number of shares of Class 2 Common Stock equal to the product of the Exchange Ratio, rounded down to two decimal places, multiplied by the number of Aphria Shares issuable on exercise of such Aphria Warrant immediately prior to the Effective Time for an exercise price per share of Class 2 Common Stock equal to the exercise price per share of such Aphria Warrant immediately prior to the Effective Time divided by the Exchange Ratio, rounded down to two decimal places, and rounded up to the nearest whole cent (provided that, to the extent the foregoing calculation resulted in a Replacement Warrant being exercisable for a fraction of a share of Class 2 Common Stock, then the number of shares of Class 2 Common Stock subject to such Replacement Warrant was rounded down to the next whole number of shares of Class 2 Common Stock).  After giving effect to the foregoing adjustments, an aggregate amount of 166,000 Replacement Warrants, with an expiration date of September 19, 2021, were issued at an exercise price of $3.79 in connection with the consummation of the Arrangement.  The terms, conditions and manner of exercise for each of the Replacement Warrants are otherwise the same as the terms and conditions of the 2016 Aphria Warrant for which it was exchanged.

At the Effective Time, each 2020 Aphria Warrant (as defined in the Arrangement Agreement) was continued on the same terms and conditions as were applicable immediately prior to the Effective Time, except that, pursuant to the terms of the Aphria Warrant Indenture (as defined in the Arrangement Agreement), the terms of the 2020 Aphria Warrants were amended so as to substitute for the Aphria Shares subject to such 2020 Aphria Warrants such number of shares of Class 2 Common stock equal to (A) the number of Aphria Shares subject to the 2020 Aphria Warrants immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to two decimal places.

The foregoing summary description of the completion of the Arrangement does not purport to be complete and is qualified in its entirety by reference to the terms of the Arrangement Agreement, which was filed as Exhibit 2.1 to the Current Reports on Form 8-K filed by Tilray with the SEC on December 21, 2020 and February 22, 2021, and is incorporated by reference into this Item 2.01.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Aphria Supplemental Indenture

On the Closing Date, Aphria, Tilray and GLAS Trust Company LLC, as trustee (the “Trustee”), entered into the First Supplemental Indenture (the “Aphria Supplemental Indenture”) to the Indenture dated as of April 23, 2019 (the “Aphria Indenture”), between Aphria and the Trustee, relating to Aphria’s 5.25% Convertible Senior Notes due 2024 (the “Aphria Convertible Notes”).  As of the date hereof, approximately $259.24 million aggregate principal amount of the Aphria Convertible Notes is outstanding.

The Aphria Supplemental Indenture provides that, from and after the Effective Time (as defined in the Aphria Supplemental Indenture), the right to convert each $1,000 principal amount of the Aphria Convertible Notes into a number of Aphria Shares under the Aphria Indenture became a right to convert such principal amount of the Aphria Convertible Notes into a number of units of Reference Property (as defined in the Aphria Supplemental Indenture) equal to the conversion rate then in effect, subject to Aphria’s right to settle any conversion of Aphria Convertible Notes in units of Reference Property, cash or any combination thereof. Upon consummation of the Arrangement, the conversion rate of the Aphria Convertible Notes was 0.8381 units of Reference Property. In addition, Tilray agreed to guarantee Aphria’s obligations under the Aphria Indenture and the Aphria Convertible Notes as provided in the Aphria Supplemental Indenture.

The foregoing description of the Aphria Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Aphria Indenture and the Aphria Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Item 2.04.          Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.  The closing of the Arrangement Agreement triggered the right of holders of Aphria Convertible Notes to convert such notes into Class 2 Common Stock pursuant to the terms of the Aphria Indenture, as amended by the Aphria Supplemental Indenture.

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As of the close of trading on April 30, 2021, Aphria, acting pursuant to authorization from its board of directors voluntarily withdrew the listing of the Aphria Common Shares from the Nasdaq Global Select Market.

Item 3.02.          Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.  The Consideration Shares, the Replacement Options, the Replacement RSUs, the Replacement DSUs and the Replacement Warrants issued by Tilray in connection with the consummation of the Arrangement were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act based on the final order of the Ontario Superior Court of Justice (Commercial List) issued on April 19, 2021, approving the Plan of Arrangement following a hearing by the court which considered, among other things, the fairness of the Arrangement to the persons affected.

The issuance of the shares of Class 2 Common Stock underlying the Replacement Options, the Replacement RSUs and the Replacement DSUs will be registered under the Securities Act under a Form S-8 registration statement for the Company’s Amended and Restated 2018 Equity Incentive Plan.

The issuance of the shares of Class 2 Common Stock underlying of the Replacement Warrants will be exempt from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, Rule 506(b) of Regulation D thereunder or Rule 903 of Regulation S thereunder, or any other available exemption, in each case, in accordance with the representations of the holder thereof at the time of exercise.

On April 29, 2021, Tilray issued 258,799 shares of Class 2 Common Stock to Wyckoff in connection with a settlement agreement and release. For more information, see “Wyckoff Arbitration” under Item 8.01 of this Current Report on Form 8-K. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, such exemption being available based on the representations of Wyckoff.

Item 3.03          Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and Item 3.01, of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.07          Submission of Matters to a Vote of Security Holders.

Special Meeting of Tilray Stockholders

On April 30, 2021, Tilray reconvened a special meeting of its stockholders (the “Special Meeting”) at which the stockholders voted on the proposals set forth below, each of which is described in greater detail in the Joint Circular/Proxy.  As previously disclosed, the Special Meeting was originally convened and then adjourned, without conducting any other business, on April 16, 2021.

As of March 12, 2021, the record date for the Special Meeting, there were 178,841,550 shares of Class 2 Common Stock, issued and outstanding. At the Special Meeting, there were 69,314,452 shares of Class 2 Common Stock were present in person or represented by proxy, and the Tilray Share Issuance Proposal, the Tilray Advisory Compensation Proposal, and the Tilray Adjournment Proposal (each as defined below) were approved by the stockholders. The final voting results for each matter submitted to a vote of the stockholders at the Special Meeting are as follows:

The Tilray Charter Amendment Proposal — To consider and vote on a proposal to increase the authorized capital stock of Tilray from 743,333,333 shares to 900,000,000 shares of capital stock, consisting of 890,000,000 shares of Class 2 common stock and 10,000,000 shares of preferred stock, as reflected in the amendment to the second amended and restated certificate of incorporation of Tilray attached as Appendix “F” to the Joint Circular/Proxy (the “Tilray Charter Amendment Proposal”).

FOR	AGAINST	ABSTENTIONS
64,984,409	3,649,828	680,215

The Tilray Share Issuance Proposal — To consider and vote on a proposal to issue shares of Class 2 Common Stock to Aphria Shareholders pursuant to the Arrangement Agreement, which is further described in the Joint Circular/Proxy, including in the section entitled “The Arrangement Agreement and Related Agreements” (the “Tilray Share Issuance Proposal”).

FOR	AGAINST	ABSTENTIONS
67,463,462	1,413,830	437,160

The Tilray Compensation Proposal — To consider and approve, on an advisory (non-binding) basis, the compensation that may be paid to Tilray’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Arrangement Agreement, which is further described in the Joint Circular/Proxy, including in the section entitled “Interests of Tilray’s Directors and Management in the Arrangement” (the “Tilray Compensation Proposal”).

FOR	AGAINST	ABSTENTIONS
60,477,691	6,855,945	1,980,816

The Tilray Adjournment Proposal—To approve the adjournment of the Tilray Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Tilray Meeting to approve the Tilray Charter Amendment Proposal or the Tilray Share Issuance Proposal (the “Tilray Adjournment Proposal”).

FOR	AGAINST	ABSTENTIONS
65,454,200	2,872,484	987,768

In light of receipt of the requisite approval of the Share Issuance Proposal by Tilray’s stockholders described above, Tilray consummated the Arrangement on April 30, 2021.

Item 8.01.          Other Events.

Press Release

On May 3, 2021, Tilray issued a press release announcing the closing of the Arrangement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Wyckoff Arbitration

As previously disclosed, Wyckoff Farms (“Wyckoff”), a cannabinoid supplier to Tilray, and Tilray had been engaged in binding arbitration, which commenced in March 2020 and related to a supply agreement dispute between the parties. On April 29, 2021, the parties mutually agreed to settle this matter. Pursuant to a settlement agreement and release, Tilray (i) paid $20.0 million in cash and $5.0 million in Class 2 Common Stock to Wyckoff on April 29, 2021, and (ii) agreed to pay either $15.0 million in Class 2 Common Stock or $20.0 million in cash, depending on certain circumstances, to Wyckoff within nine months of the settlement date, in each case subject to certain upward adjustments based on the trading price and resale registration status of the Class 2 Common Stock. The parties also agreed to, among other things, withdraw from the arbitration proceeding and to release the other party from any and all claims arising out of or relating to the arbitration or the supply agreement.

Item 9.01.          Financial Statements and Exhibits.

(a)          Financial statements of businesses or funds acquired.

Consolidated statements of financial position of Aphria Inc. and its subsidiaries as of May 31, 2020 and 2019, and the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, including the related notes, which includes information responsive to Item 9.01(a) of Form 8-K, are incorporated by reference to Exhibit 99.2 of Tilray’s Current Report on Form 8-K (File No. 001-38594) filed with the SEC on February 25, 2021.

The unaudited condensed interim consolidated financial statements of Aphria for the three and nine months ended February 28, 2021 and February 29, 2020, and the notes related thereto, are filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference into this Item 9.01(a).

(b)          Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements of Tilray (after giving effect to the Arrangement), for the three months and nine months ended February 28, 2021 and February 29, 2020, is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated by reference into this Item 9.01(b).

(d)          Exhibits.

Exhibit Number	Exhibit Description

2.1†
Arrangement Agreement by and between Tilray and Aphria dated December 15, 2020 (incorporated by reference to Exhibit 2.1 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on December 21, 2020).

2.2
Amendment No. 1 to Arrangement Agreement and Plan of Arrangement by and between Tilray and Aphria dated February 19, 2021(incorporated by reference to Exhibit 2.1 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on February 22, 2021).

4.1*	Indenture dated as of April 23, 2019, between Aphria Inc. and GLAS Trust Company LLC, relating to Aphria Inc.’s 5.25% Convertible Senior Notes due 2024.
4.2*	First Supplemental Indenture dated as of April 30, 2021, among Aphria Inc., Tilray, Inc. and GLAS Trust Company LLC.
10.1*
Resignation Letter and Release by and between Tilray and Brendan Kennedy dated December 15, 2020 (incorporated by reference to Exhibit 5.02 of Tilray’s Current Report on Form 8-K (File No. 001-38594), filed with the SEC on December 21, 2020).

10.2*±	Separation Agreement and Complete Release dated as of April 30, 2021, by and between Michael Kruteck and Tilray, Inc.
10.3*±	Separation Agreement and Complete Release dated as of April 29, 2021, by and between Jon Levin and Tilray, Inc.
23.1*	Consent of PricewaterhouseCoopers LLP.
99.1*	Press release dated May 3, 2021.
99.2
Audited consolidated statements of financial position of Aphria Inc. and its subsidiaries as of May 31, 2020 and 2019, and the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the years then ended, together with the Report of Independent Registered Public Accounting Firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 of Tilray’s Current Report on Form 8-K (File No. 001-38594) filed with the SEC on February 25, 2021).

99.3*	Unaudited condensed interim consolidated financial statements of Aphria for the three and nine months ended February 28, 2021 and February 29, 2020, and the notes related thereto.
99.4*	Unaudited pro forma condensed consolidated financial statements of Tilray (after giving effect to the Arrangement), for the three months and nine months ended February 28, 2021 and February 29, 2020.
99.5*±	Certain disclosures regarding Tilray, Inc. following completion of the Arrangement.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.
†          Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the Securities and Exchange Commission upon request.
±          Indicates a management or compensatory plan or description thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILRAY, INC.

Date: May 4, 2021	By:	/s/ Irwin D. Simon
Irwin D. Simon
President and Chief Executive Officer